Exhibit 99.2

Ally Financial Inc. 2 Q Earnings Review Contact Ally Investor Relations at (866) 710 - 4623 or investor.relations@ally.com July 29, 2014

Forward-Looking Statements and Additional Information

The following should be read in conjunction with the financial statements, notes and other information contained in the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

This information is preliminary and based on company data available at the time of the presentation

In the presentation that follows and related comments by Ally Financial Inc. ("Ally") management, the use of the words "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "explore," "positions," "intend," "evaluate," "pursue," "seek," "may," "would, " "could, " "should, " "believe, " "potential, " "continue," or the negative of these words, or similar expressions is intended to identify forward-looking statements. All statements herein and in related management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and Ally's actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for Ally, each of which may be revised or supplemented in subsequent reports filed with the SEC. Such factors include, among others, the following: maintaining the mutually beneficial relationship between Ally and General Motors ("GM"), and Ally and Chrysler Group LLC ("Chrysler"); our ability to maintain relationships with automotive dealers; our ability to realize the anticipated benefits associated with being a financial holding company, and the significant regulation and restrictions that we are now subject to; the potential for deterioration in the residual value of off-lease vehicles; disruptions in the market in which we fund our operations, with resulting negative impact on our liquidity; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of Ally, Chrysler, or GM; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations (including as a result of the Dodd-Frank Act and Basel III).

Investors are cautioned not to place undue reliance on forward-looking statements. Ally undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law. Reconciliation of non-GAAP financial measures included within this presentation are provided in this presentation.

Use of the term "loans" describes products associated with direct and indirect lending activities of Ally's operations. The specific products include retail installment sales contracts, lines of credit, leases or other financing products. The term "originate" refers to Ally's purchase, acquisition or direct origination of various "loan" products.

2Q 2014 Preliminary Results 2

Second Quarter Highlights

- **Net income of $323 million and EPS of $0.54**
  - Core pretax income excluding repositioning items[1] of $417 million, and Adjusted EPS[2] of $0.42
  - Results reflect continued strong lease performance and favorable credit trends
  - Strong results partially offset by unprecedented insurance weather-related losses
- **Auto originations of $10.9 billion, up from $9.2 billion in 1Q14 and $9.8 billion in 2Q13**
  - Dealer relationship growth drove record number of decisioned applications
- **Retail deposit growth of $0.7 billion, with balances up 2% QoQ and 15% YoY**

Continued progress on path to double-digit Core ROTCE

NIM Expansion

- Net financing revenue[3] of $912 million, up 32% YoY
- NIM[3] of 2.63%, up 59 bps YoY
- Cost of funds[3] down 63 bps YoY

Expense Reduction

- Controllable expenses[4] down $40 million YoY; YTD down $110 million vs. 2013
- Adjusted efficiency ratio[4] of 49% down from 67% in 2Q13

Regulatory Normalization

- Ally Bank paid a $1.5 billion dividend to the parent in 2Q14
- Contributed Ally Corporate Finance assets to the bank in 2Q14
- Re-deployed capital through liability management (zero coupon bond redemption)

(1) Represents a non-GAAP financial measure. As presented excludes repositioning items, OID amortization expense, taxes and discontinued operations. See slide 22 for details
(2) See slide 4 for details
(3) Excludes OID
(4) See slide 23 for details

2Q 2014 Preliminary Results 3

Second Quarter Financial Results

($ millions except EPS or as noted)	2Q 14	1Q 14	2Q 13	Increase/(Decrease) vs. 1Q 14	Increase/(Decrease) vs. 2Q 13
Net financing revenue [1]	$ 912	$ 865	$ 689	$ 47	$ 223
Total other revenue [1]	372	321	411	51	(38)
Provision for loan losses	63	137	89	(74)	(26)
Total noninterest expense	805	710	799	95	6
Core pre-tax income, ex. repositioning [2]	**$ 417**	**$ 339**	**$ 211**	**$ 78**	**$ 205**
Net income (loss)	**$ 323**	**$ 227**	**$ (927)[6]**	**$ 96**	**$ 1,250**
GAAP EPS (diluted)	**$ 0.54**	**$ 0.33**	**$ (2.73)**	**$ 0.21**	**$ 3.27**
Discontinued operations, net of tax	(0.09)	(0.06)	2.49	(0.03)	(2.58)
OID expense, net of tax	0.07	0.06	0.10	0.01	(0.02)
One time items / repositioning [3]	(0.11)	0.00	0.02	(0.11)	(0.12)
Adjusted EPS	**$ 0.42**	**$ 0.34**	**$ (0.13)**	**$ 0.08**	**$ 0.55**
ROTCE [4]	**7.7%**	**4.9%**	**n/m**		
Core ROTCE [4]	**8.4%**	**6.5%**	**3.1%**		
Adjusted Efficiency ratio [4]	**49%**	**55%**	**67%**		
Tier 1 Common ratio [5]	**9.4%**	**9.1%**	**8.0%**		

(1) Excludes OID. 2Q14 total other revenue excludes $7 million of accelerated OID expense associated with debt redemption

(2) Core pre-tax income as presented excludes the impact of repositioning items, OID amortization expense, taxes and discontinued operations. See slide 22 for details

(3) 2Q14 includes repositioning items of $16 million pre-tax and a one-time tax benefit of $62 million

(4) Represents a non-GAAP financial measure. Core ROTCE adjusts for certain items such as net DTA and OID. See slide 23 for details

(5) Tier 1 Common is a non-GAAP financial measure. See page 16 of the Financial Supplement for details

(6) Includes ResCap bankruptcy settlement charge

2Q 2014 Preliminary Results 4

5 2Q 2014 Preliminary Results Pre-Tax Income ($ millions) 2Q 14 1Q 14 2Q 13 Automotive Finance 461$ 122$ 79$ Insurance (23) (97) (68) Dealer Financial Services 438$ 25$ 11$ Mortgage 27 10 54 Corporate and Other (1) (48) 43 141 Core pre-tax income, ex. repositioning (2) 417$ 78$ 205$ Increase/(Decrease) vs. Results by Segment (1) Results exclude the impact of repositioning items and OID amortization expense. See slide 22 for details (2) Core pre - tax income is a non - GAAP financial measure and as presented excludes the impact of repositioning items, OID amortizatio n expense, taxes and discontinued operations. See slide 22 for details • Auto Finance results driven by continued strong lease performance and favorable credit performance • Insurance results negatively impacted by historically high weather - related losses of $124 million, up $119 million QoQ and $55 million YoY • Mortgage provision release of $25 million as a result of improved portfolio performance and improving economic conditions • Corporate and Other results largely driven by improving corporate cost of funds and expense reductions – Offset by $30 million of expense associated with debt redemption

6 2Q 2014 Preliminary Results Net Interest Margin • Net Interest Margin (“NIM”) (1) improved 10 bps QoQ and 59 bps YoY – Cost of funds (1) declined 63 bps YoY driven primarily by the redemption of legacy high - cost callable debt and continued growth in deposits ▪ Increase QoQ driven by redemption of zero coupon bond, which resulted in $30 million of interest expense in the quarter but will improve cost of funds trajectory going forward – Earning asset yield favorability continues to be driven by stronger lease remarketing performance Note: Continuing operations only (1) Excludes OID Ally Financial - Net Interest Margin $134 $138 $138 4.48% 4.49% 4.61% 2.04% 2.53% 2.63% 2.72% 2.06% 2.09% 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 Average Earning Assets ($B) Earning Asset Yield NIM (ex. OID) Cost of Funds (ex. OID)

Ally Bank Deposit Franchise

ally

- **Continued franchise momentum with almost $46 billion of retail deposits**
- **$0.7 billion of retail deposit growth in 2Q, with balances up 2% QoQ and 15% YoY**
  - 2Q growth seasonally lower driven by tax payments
  - Growth continues to be driven largely by savings products
- **Focus on continuing to build on strong franchise and brand while improving efficiencies**
  - Ally Bank again ranked in top 5 among customers and top 10 among non-customers in 2014 American Banker/Reputation Institute Survey of Bank Reputations
  - Launched iPad® app to further expand suite of mobile services
  - Continued focus on “purposeful savers”
  - On track to achieve target $5 billion of annual retail deposit growth
- **Expansion of loyal customer base with 854K primary customers, up 3% QoQ and 18% YoY**

Stable, consistent growth of retail deposits



Ally Bank Deposit Levels
($ billions)
$49.4
$51.4
$52.8
$54.9
$55.6
$39.9
$41.7
$43.2
$45.2
$45.9
2Q 13
3Q 13
4Q 13
1Q 14
2Q 14
Ally Bank Retail
Ally Bank Brokered

Deposit Mix



Ally Bank Deposit Composition and Average Retail Portfolio Interest Rate
35%
36%
37%
39%
40%
46%
45%
45%
43%
42%
1.24%
1.22%
1.21%
1.19%
1.17%
19%
19%
18%
18%
17%
2Q13
3Q13
4Q13
1Q14
2Q14
Brokered CD
Retail CD
MMA/OSA/Checking
Average Retail Portfolio Interest Rate

2Q 2014 Preliminary Results 7

8 2Q 2014 Preliminary Results ($ millions) 2Q 14 1Q 14 2Q 13 1Q 14 2Q 13 Compensation and benefits 216$ 254$ 249$ (38)$ (33)$ Technology and communications 93 85 89 9 4 Professional services 25 28 38 (2) (13) Servicing expenses (1) 53 46 45 6 8 Advertising and marketing 25 29 28 (5) (4) Other controllable expenses (2) 47 45 49 2 (2) Controllable Expense 458$ 487$ 498$ (29)$ (40)$ Other Noninterest Expense 347$ 223$ 300$ 123$ 46$ Total Noninterest Expense (ex. repositioning) 805$ 710$ 799$ 95$ 6$ Repositioning expenses (3) 16 3 2 13 15 Total Noninterest Expense 821$ 713$ 801$ 108$ 20$ Increase/(Decrease) vs. Expenses • Controllable expenses down $29 million QoQ and $40 million YoY – QoQ decline from lower compensation and benefit expense driven by corporate overhead reduction and equity compensation revaluation – YoY decline driven by overall streamlining of the company from strategic actions • Other noninterest expense up QoQ and YoY driven by weather - related insurance losses (1) Includes lease and loan administration expenses and vehicle remarketing and repossession expenses (2) Includes occupancy and premises and equipment depreciation (3) See slides 22 and 23 for details

9 2Q 2014 Preliminary Results Capital • Tier 1 Common capital increased in the quarter driven primarily by: – $258 million of net income available to common – $155 million decrease in disallowed DTA • Tier 1 Common ratio of 9.4%, up 25 bps QoQ and 139 bps YoY – Estimated fully phased - in Basel III Common Equity Tier 1 ratio of 9.5% Tier 1 Common is a non - GAAP financial measure. See page 16 of the Financial Supplement for details 2Q14 Tier 1 Common ratio pro forma for remaining international sale is 9.9% Ally Financial Capital $127 $127 $129 $128 $129 16.5% 16.4% 12.8% 13.0% 13.2% 15.4% 15.4% 11.8% 12.1% 12.3% 8.0% 7.9% 8.8% 9.1% 9.4% 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 Risk-Weighted Assets ($B) Total Capital Ratio Tier 1 Ratio Tier 1 Common Ratio

10 2Q 2014 Preliminary Results 263% 287% 238% 234% 224% 344% 0.46% 0.42% 0.53% 0.53% 0.53% 0.34% 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 ALLL as % of Annualized NCOs Annualized NCO Rate $1,192 $1,208 $1,198 $1,183 $1,197 $1,171 ALLL Balance ($M) Consolidated Net Charge - Offs U.S. Commercial Auto Net Charge - Offs Asset Quality U.S. Retail Auto Net Charge - Offs U.S. Retail Auto Delinquencies Note: Above loans are classified as held - for - investment and recorded at historical cost. See slide 23 for details Note: 4Q13 charge - off decline driven by non - recurring recognition of additional recoveries Note: Includes accruing contracts only (30+ DPD) $843 $999 $1,188 $1,325 $904 $1,174 1.53% 1.78% 2.10% 2.35% 1.59% 2.02% 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 Delinquent Contracts ($M) Delinquency Rate $93 $80 $115 $114 $121 $83 0.69% 0.57% 0.82% 0.80% 0.85% 0.58% 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 Net Charge-Offs ($M) Annualized NCO Rate $1 ($1) $0 $2 $0 $1 0.01% - 0.01% 0.00% 0.03% 0.00% 0.01% 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 Net Charge-Offs ($M) Annualized NCO Rate

Auto Finance – Results

- **Auto finance reported pre-tax income of $461 million in 2Q, up $122 million from 1Q and $79 million from a year ago**
  - Net financing revenue increase driven primarily by retail portfolio growth and lease performance
    - Strong used car prices and higher termination volumes
  - Provision down QoQ driven partially by seasonally lower charge-offs
    - Increase YoY driven by portfolio normalization and balance sheet growth
- **Earning assets up 2% QoQ and 7% YoY**
- **$10.9 billion of originations in 2Q, up $1.7 billion QoQ and $1.1 billion YoY**
  - Second highest quarter of originations in Ally history
  - Record used originations ($3.1B)
  - Record number of decisioned applications (2.3M)
  - Chrysler penetration higher QoQ (11% vs. 8%)
  - Net increase of over 900 non-GM/Chrysler dealers actively originating volume vs. 2Q13
  - Non-GM/Chrysler originations increased to 20%

Key Financials ***($ millions)***	2Q 14	Increase/(Decrease) vs. 1Q 14	Increase/(Decrease) vs. 2Q 13
Net financing revenue	$ 884	$ 64	$ 107
Total other revenue	62	(2)	2
Total net revenue	946	62	109
Provision for loan losses	99	(60)	11
Noninterest expense	386	-	19
Pre-tax income from continuing ops	$ 461	$ 122	$ 79
U.S. auto earning assets	$ 109,938	$ 2,005	$ 7,633



U.S. Consumer Origination Credit Characteristics
% of $ originations
3%
9%
16%
35%
37%
4%
9%
17%
34%
36%
4%
9%
17%
34%
36%
2012
2013
1H 2014
Super Prime
Prime
Near Prime
Non Prime
No FICO

See slide 23 for definitions

2Q 2014 Preliminary Results 11

12 2Q 2014 Preliminary Results ($ billions) $32.0 $30.3 $28.1 $31.6 $32.6 $32.9 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 (EOP $ billions) $69.8 $72.1 $73.7 $74.1 $74.9 $76.9 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 ($ billions; % of $ originations) $9.7 $9.8 $9.6 $8.2 $9.2 $10.9 61% 64% 69% 66% 66% 63% 13% 15% 16% 18% 19% 20% 26% 21% 15% 16% 15% 17% 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 GM Chrysler Other Auto Finance – Key Metrics See slide 23 for definitions Consumer Assets Commercial Assets Consumer Originations Origination Mix Note: Asset balances reflect the average daily balance for the quarter (% of $ originations) 14% 9% 8% 26% 24% 27% 6% 7% 8% 28% 29% 29% 25% 30% 28% 0% 25% 50% 75% 100% 1Q 13 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 New Subvented New Standard New Diversified Lease Used

Insurance

- **Pre-tax loss of $23 million, down $97 million from 1Q and $68 million from a year ago**
  - Seasonal increase in weather-related losses compounded by severe hailstorms
  - Realized equity gains driving variances in investment income QoQ (higher) and YoY (lower)
- **Written premiums up QoQ but lower YoY**
  - QoQ increase from strong origination levels driving higher service contracts
  - YoY decrease from lower service contract levels partially driven by higher mix of GM lease originations

		Increase/(Decrease) vs.	
Key Financials ***($ millions)***	**2Q 14**	**1Q 14**	**2Q 13**
Insurance premiums, service revenue earned and other	$ 252	$ 8	$ (11)
Insurance losses and loss adjustment expenses	188	120	42
Acquisition and underwriting expenses	141	(4)	(8)
Total underwriting income	(77)	(108)	(45)
Investment income and other	54	11	(23)
Pre-tax (loss) from continuing ops	$ (23)	$ (97)	$ (68)
Total assets	$ 7,232	$ 48	$ (104)

Key Statistics	**2Q 14**	**1Q 14**	**2Q 13**
Insurance ratios			
Loss ratio	75%	28%	56%
Underwriting expense ratio	56%	60%	57%
Combined ratio	131%	88%	113%

Gross Weather-Related Losses
($ millions)



$87
$85
$69
$124
2Q 11
2Q 12
2Q 13
2Q 14

Note: Excludes the benefit of reinsurance in prior year periods

Dealer Products & Services Written Premiums
($ millions)



$260
$267
$236
$233
$276
$267
$225
$244
$267
2Q 12
3Q 12
4Q 12
1Q 13
2Q 13
3Q 13
4Q 13
1Q 14
2Q 14

Note: Excludes Canadian Personal Lines business, which is in runoff

2Q 2014 Preliminary Results 13

Mortgage and Corporate and Other

Mortgage Results

Key Financials (*$ millions*)	2Q 14	Increase/(Decrease) vs. 1Q 14	Increase/(Decrease) vs. 2Q 13
Net financing revenue	$ 12	$ (2)	$ (3)
Total other revenue	9	5	6
Total net revenue	21	3	3
Provision for loan losses	(25)	(2)	(31)
Noninterest expense	19	(5)	(20)
Pre-tax income from continuing ops[(1)]	$ 27	$ 10	$ 54
Total assets	$ 7,640	$ (297)	$ (1,421)

Ally Bank HFI Portfolio	2Q 14	1Q 14	2Q 13
Net Carry Value ($ billions)	$ 7.5	$ 7.8	$ 8.8
Ongoing (originated post 1/1/2009)	39%	39%	40%
Legacy (originated pre 1/1/2009)	61%	61%	60%
% Interest Only	13.5%	13.5%	15.3%
% 30+ Delinquent	2.7%	2.5%	2.8%
Net Charge-off Rate	0.3%	0.6%	1.1%
Wtd. Avg. LTV/CLTV [(2)]	76.6%	77.8%	84.9%
Refreshed FICO	726	727	731

(1) Excludes repositioning items in 2Q13. See slide 22 for details

(2) Updated home values derived using a combination of appraisals, BPOs, AVMs and MSA level house price indices

Corporate and Other Results

Key Financials (*$ millions*)	2Q14	Increase/(Decrease) vs 1Q14	Increase/(Decrease) vs 2Q13
Net financing revenue (ex. OID)	$ 0	$ (16)	$ 118
Total other revenue (ex. OID)	11	30	(12)
Provision for loan losses	(11)	(12)	(6)
Noninterest expense	71	(16)	(27)
Core pre-tax loss[(1)]	$ (48)	$ 43	$ 141
OID amortization expense[(2)]	53	9	(7)
Pre-tax loss from continuing ops[(1)]	$ (102)	$ 33	$ 147
Total assets	$ 23,731	$ (293)	$ (3,014)

(1) Excludes repositioning items. See slide 22 for details

(2) Primarily bond exchange OID amortization expense used for calculating core pre-tax income. 2Q14 total other revenue excludes $7 million of accelerated OID expense associated with debt redemption

2Q 2014 Preliminary Results 14

15 2Q 2014 Preliminary Results Summary and Outlook • Strong performance in the auto finance business – $10.9 billion of auto originations – Strong used vehicle prices and higher termination volumes continued to benefit lease performance • Continuing to strengthen our leading d irect bank franchise while growing deposit base • Dedicated to three - point plan to achieve double - digit Core ROTCE – Cost of funds down 63 bps YoY – Controllable expenses down $110 million YTD vs. 2013 ▪ On track to deliver long - term efficiency target of mid - 40%, but quarterly trajectory may be subject to variability – Progress made on regulatory normalization and continuing to explore opportunities to re - deploy excess capital • Will assist U.S. Treasury to complete Ally’s exit from TARP – Remaining investment of 15.6% of common equity (75 million shares)

Supplemental Charts

17 2Q 2014 Preliminary Results ($ millions) 2Q 14 1Q 14 2Q 13 1Q 14 2Q 13 Net financing revenue (1) 912$ 865$ 689$ 47$ 223$ Total other revenue (1) 372 321 411 51 (38) Provision for loan losses 63 137 89 (74) (26) Controllable expenses (2) 458 487 498 (29) (40) Other noninterest expenses 347 223 301 124 46 Core pre-tax income, ex. repositioning (3) 417$ 339$ 211$ 78$ 205$ Repositioning items (4) (16) (3) (11) (13) (6) Core pre-tax income 400$ 336$ 201$ 64$ 200$ OID amortization expense (5) 53 44 61 9 (7) Income tax expense (benefit) 64 94 40 (30) 24 Income (loss) from discontinued operations 40 29 (1,027) 11 1,067 Net income (loss) 323$ 227$ (927)$ 96$ 1,250$ Increase/(Decrease) vs. Second Quarter Financial Results (1) Excludes OID. 2Q14 total other revenue excludes $7 million of accelerated OID expense associated with debt redemption (2) See slide 23 for definitions (3) Core pre - tax income as presented excludes the impact of repositioning items, OID amortization expense, taxes and discontinued op erations. See slide 22 for details (4) Repositioning items for 2Q14 are primarily related to Ally’s Initial Public Offering. See slide 23 for additional details (5) 2Q14 includes $ 7 million of accelerated OID associated with debt redemption Supplemental

18 2Q 2014 Preliminary Results ($ in millions) Average Outstanding Balance (1) Quarterly Interest Expense Annualized Cost of Funds LT Unsecured Debt 25,367$ 377$ 5.96% Secured Debt 40,843 123 1.21% Other Borrowings (2) 9,129 16 0.70% Deposits 55,626 166 1.20% Total / Weighted Average 130,965$ 682$ 2.09% ($ billions) $3.0 $0.8 $0.0 $1.7 $5.0 $1.9 $4.1 $1.3 1Q 14 2Q 14 3Q 14 4Q 14 2015 2016 2017 2018 Matured Remaining • Diversified funding strategy with opportunities to lower cost of funds – 68% of total assets reside at Ally Bank – Deposits now represent 43% of Ally’s funding • Efficient capital markets funding in 2Q – Completed $3.2 billion of term securitizations at the parent and Ally Bank – Modest need for unsecured issuance Funding As of 6/30/14. Total maturities for 2019 and beyond equal $10.1 billion and do not exceed $4 billion in any given year. Prior periods do not include early debt redemptions Total Asset Breakdown Unsecured Long - Term Debt Maturities Supplemental Liability and Cost of Funds Detail (1) Excludes OID (2) Includes Demand Notes, FHLB, and Repurchase Agreements ($ billions) 61% 61% 65% 66% 68% $150.6 $150.6 $151.2 $148.5 $149.9 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 Ally Bank Assets Non-Bank Assets

Supplemental

Liquidity

- **Consolidated available liquidity of $18.8 billion**
  - $10.7 billion at the parent and $8.1 billion at Ally Bank

Available Liquidity	**6/30/2014**		**3/31/2014**		**6/30/2013**	
($ billions)	**Parent[(1)]**	**Ally Bank**	**Parent[(1)]**	**Ally Bank**	**Parent[(1)]**	**Ally Bank**
Cash and Cash Equivalents[(2)]	$ 2.9	$ 2.2	$ 2.9	$ 2.5	$ 4.5	$ 3.1
Highly Liquid Securities[(3)]	2.5	6.6	2.2	5.9	2.5	6.7
Current Committed Unused Capacity[(4)]	3.6	1.0	4.6	1.0	12.3	3.9
Subtotal	**$ 9.0**	**$ 9.8**	**$ 9.7**	**$ 9.4**	**$ 19.3**	**$ 13.7**
Ally Bank Intercompany Loan[(5)]	1.7	(1.7)	0.5	(0.5)	3.4	(3.4)
Total Current Available Liquidity	**$ 10.7**	**$ 8.1**	**$ 10.2**	**$ 8.9**	**$ 22.7**	**$ 10.3**
Forward Committed Unused Capacity[(6)]	-	-	-	-	1.3	-
Total Available Liquidity	**$ 10.7**	**$ 8.1**	**$ 10.2**	**$ 8.9**	**$ 24.0**	**$ 10.3**

(1) Parent company liquidity is defined as our consolidated operations less Ally Bank and the regulated subsidiaries of Ally Insurance's holding company

(2) May include the restricted cash accumulation for retained notes maturing within the following 30 days and returned to Ally on the distribution date

(3) Includes UST, Agency debt and Agency MBS

(4) Includes equal allocation of shared unused capacity totaling $4.1 billion in 2Q13, which was available for use by Ally Bank or the Parent. As of 3Q13, the facility was renewed for the exclusive use of the Parent

(5) To optimize the use of cash, Ally Financial lends cash to Ally Bank from time to time under an intercompany loan agreement. Amounts outstanding on this loan are repayable to Ally Financial at any time, subject to 5 days notice

(6) Represents capacity from certain domestic and foreign forward purchase commitments and committed secured facilities that are generally reliant upon the origination of future automotive receivables in 2013. As of December 31, 2013, these funding facilities have matured

2Q 2014 Preliminary Results 19

20 2Q 2014 Preliminary Results Impact of Discontinued Operations ($ millions) 2Q 14 1Q 14 2Q 13 Auto Finance 22$ (6)$ 267$ Insurance 1 1 (293) Corporate and Other (1) 25 26 1,718 Consolidated pre-tax income 48$ 20$ 1,691$ Tax expense 7 9 624 Consolidated net income 40$ 11$ 1,067$ Increase/(Decrease) vs. Discontinued Operations Supplemental (1) Results for Corporate and Other in 2Q13 include ResCap bankruptcy charge • Sale of stake in China joint - venture expected to generate an approximate $0.4 billion gain upon sale

21 2Q 2014 Preliminary Results Deferred Tax Asset Supplemental (1) U.S. GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods. Therefore, these ba lances are estimated (2) Primarily book / tax timing differences • DTA utilization resulted in less than $10 million of cash taxes (state and local) paid in 2Q14 Deferred Tax Asset (1) 1Q14 ($ millions) Gross DTA/(DTL) Balance Valuation Allowance Net DTA/(DTL) Balance Net DTA/(DTL) Balance Net Operating Loss (Federal) 885$ -$ 885$ 980$ Capital Loss (Federal) 421 421 - - Tax Credit Carryforwards 1,898 552 1,346 1,336 State/Local Tax Carryforwards 290 137 153 150 Other Deferred Tax Assets/(Liabilities) (2) (555) 3 (559) (548) Net Deferred Tax Assets 2,940$ 1,115$ 1,825$ 1,918$ 2Q14

Supplemental

Notes on non-GAAP and other financial measures

$ in millions	2Q 14			1Q 14			2Q 13		
	GAAP	OID & Repositioning Items	Non-GAAP[(1)]	GAAP	OID & Repositioning Items	Non-GAAP[(1)]	GAAP	OID & Repositioning Items	Non-GAAP[(1)]
Consolidated Results									
Net financing revenue	$ 866	$ 46	$ 912	$ 821	$ 44	$ 865	$ 628	$ 61	$ 689
Total other revenue	365	7	372	321	-	321	402	9	411
Provision for loan losses	63	-	63	137	-	137	89	-	89
Controllable expenses	455	3	458	490	(3)	487	519	(21)	498
Other noninterest expenses	366	(19)	347	223	-	223	282	19	301
Pre-tax income from continuing ops	**$ 347**	**$ 70**	**$ 417**	**$ 292**	**$ 47**	**$ 339**	**$ 140**	**$ 71**	**$ 211**
Mortgage Operations									
Net financing revenue	$ 12	$ -	$ 12	$ 14	$ -	$ 14	$ 15	$ -	$ 15
Gain (loss) on sale of mortgage loans, net	6	-	6	-	-	-	(1)	-	(1)
Other revenue (loss) (excluding gain on sale)	3	-	3	4	-	4	(5)	-	(5)
Total net revenue	21	-	21	18	-	18	9	-	9
Provision for loan losses	(25)	-	(25)	(23)	-	(23)	6	-	6
Noninterest expense	19	-	19	24	-	24	46	(7)	39
Pre-tax income (loss) from continuing ops	**$ 27**	**$ -**	**$ 27**	**$ 17**	**$ -**	**$ 17**	**$ (43)**	**$ 7**	**$ (36)**
Corporate and Other (incl. CFG)									
Net financing (loss) income	$ (46)	$ 46	$ 0	$ (28)	$ 44	$ 16	$ (179)	$ 61	$ (118)
Total other revenue (loss)	4	7	11	(19)	-	(19)	23	-	23
Provision for loan losses	(11)	-	(11)	1	-	1	(5)	-	(5)
Noninterest expense	87	(16)	71	90	(3)	87	93	5	98
Pre-tax loss from continuing ops	**$ (118)**	**$ 70**	**$ (48)**	**$ (138)**	**$ 47**	**$ (91)**	**$ (244)**	**$ 55**	**$ (189)**

(1) Represents core pre-tax income excluding repositioning items. See slide 23 for definitions

2Q 2014 Preliminary Results 22

Supplemental

Notes on non-GAAP and other financial measures

1) ***Core pre-tax income (loss)*** *is a non-GAAP financial measure. It is defined as income (loss) from continuing operations before taxes and primarily bond exchange original issue discount ("OID") amortization expense.*
2) ***Repositioning items for 2Q14*** *are primarily related to Ally's Initial Public Offering.*
3) ***Repositioning items for 1Q14*** *are primarily employee costs related to the disposition of certain businesses.*
4) ***Repositioning items for 2Q13*** *are primarily related to final closing costs for Ally Bank's MSR sales, which were partially off-set by the reversal of a mortgage related liability accrual.*
5) *ROTCE is equal to GAAP Net Income Available to Common Shareholders divided by a two period average of Tangible Common Equity. See pages 4 and 16 in the Financial Supplement for more detail.*
6) *Core ROTCE is equal to Operating Net Income Available to Common divided by Normalized Common Equity. See page 22 in the Financial Supplement for full calculation.*
   - A. *Operating Net Income Available to Common is calculated as (a) Pre-Tax Income from Continuing Operations minus (b) Income Tax Expense using a normalized 34% rate plus (c) expense associated with original issue bond discount amortization minus (d) preferred dividends associated with our Series A and Series G preferred stock plus (e) impact of any disclosed repositioning items.*
   - B. *Normalized Common Equity is calculated as the two period average of (a) shareholder equity minus (b) the book value of preferred stock outstanding minus (c) goodwill and other intangibles minus (d) remaining original issue bond discount minus (e) remaining net deferred tax asset.*
7) ***Adjusted Efficiency ratio*** *is equal to (A) total noninterest expense less (i) Insurance operating segment related expenses, (ii) mortgage repurchase expense and (iii) expense related to repositioning items divided by (B) total net revenue less (i) Insurance operating segment related revenue, (ii) OID amortization expense and (iii) any revenue related to repositioning items. See page 22 in the Financial Supplement for full calculation.*
8) ***Corporate and Other*** *primarily consists of Ally's centralized treasury activities, the residual impacts of the company's corporate funds transfer pricing and asset liability management activities, and the amortization of the discount associated with debt issuances and bond exchanges. Corporate and Other also includes the Ally Corporate Finance business, certain equity investments and reclassifications, eliminations between the reportable operating segments, and overhead previously allocated to operations that have since been sold or discontinued.*
9) ***Controllable expenses*** *include employee related costs, consulting and legal fees, marketing, information technology, facility, portfolio servicing and restructuring expenses.*
10) ***U.S. consumer auto originations***
    - *New Subvented – subvented rate new vehicle loans from GM and Chrysler dealers*
    - *New Standard – standard rate new vehicle loans from GM and Chrysler dealers*
    - *New Diversified – new vehicle loans from non-GM/Chrysler dealers*
    - *Lease – new vehicle lease originations from all dealers*
    - *Used – used vehicle loans from all dealers*
    - *Super Prime – FICO score of 740 or greater*
    - *Prime – FICO score of 660-739*
    - *Near Prime – FICO score of 620-659*
    - *Non Prime – FICO score of less than 620*
    - *No FICO – Primarily Commercial Services Group originations where Dun & Bradstreet scores used*
11) ***Net charge-off ratios*** *are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale.*

2Q 2014 Preliminary Results 23